UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2007

STARGOLD MINES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-51197	98-0400208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

1840 Gateway Drive
Suite 200
San Mateo, California 94404

(Address of principal executive offices)

(650) 378-1214
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Keith C. Minty, age 52, became a Director of the Registrant on October 15, 2007. From 1997 to 2002, Mr. Minty was the President and CEO of North American Palladium Ltd., a platinum group metal resource company. In 2003 and 2004, Mr. Minty was the President and Chief Executive Officer of Crow Flight Minerals Inc. and Bear Tooth Platinum Corporation, then distressed public resource companies. From 2004 until 2006, he was the South African Country Manager for Hunter Dickinson Inc., a precious metals resource company. In 2006, Mr. Minty was the President and Chief Operating Officer of St. Andrews Goldfields in Toronto, Canada, a gold mining company. Also, he has been an independent consultant to companies engaged in the development of precious metal resources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2007

STARGOLD MINES, INC.
(Registrant)

By:      /s/ Marcus Segal
Name: Marcus Segal
Title:   Chief Executive Officer, Chief Financial Officer, Secretary, Principal Accounting Officer, and Director